Exhibit 5

                      CHOATE, HALL & STEWART
        A partnership including professional corporations
                          EXCHANGE PLACE
                         53 STATE STREET
                   BOSTON, MASSACHUSETTS  02110


                                   May 23, 1996


Micrion Corporation
One Corporation Way
Peabody, Massachusetts  01960

Gentlemen:

     This opinion is delivered to you in connection with a registration statement on Form S-3 (the "Registration Statement") to be filed on May 23, 1996, by Micrion Corporation (the "Company") under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of 215,000 shares of Common Stock, no par value (the "Common Stock"), of the Company. Terms not otherwise defined herein shall be deemed to have the meanings ascribed such terms in the Registration Statement.

     In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of the original documents of all document submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholder are and, when sold by the Selling Stockholder, will be, legally issued, fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement, and to the filing and use of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   CHOATE, HALL & STEWART